Exhibit 99.1


SIX FLAGS                                                           NEWS
--------------------------------------------------------------------------------

FOR:        SIX FLAGS, INC.
CONTACT:    Jim Dannhauser, Chief Financial Officer
            122 East 42nd Street
            New York, NY 10168
            (212) 599-4693
KCSA        Joseph A. Mansi/Erika Levy
CONTACTS:   (212) 896-1205 / (212) 896-1208
            jmansi@kcsa.com / elevy@kcsa.com
            ---------------   --------------

                                                      FOR IMMEDIATE RELEASE
                                                      ---------------------

             SIX FLAGS REPORTS SIX MONTHS AND SECOND QUARTER RESULTS
                        AND COMMENTS ON FULL YEAR OUTLOOK

                                   - - - - - -

NEW YORK, August 9, 2004 - Six Flags, Inc. (the "Company") (NYSE: PKS) announced today its results of operations for the six months and quarter ended June 30, 2004.

           The results reflect the Company's adoption of FASB Interpretation No. 46 ("FIN 46"). Under FIN 46, the results of Six Flags Over Georgia, Six Flags White Water Atlanta, Six Flags Over Texas and Six Flags Marine World are now consolidated in the financial statements of the Company. Prior to the fourth quarter of 2003, those parks had been reported as unconsolidated operations under the equity method of accounting. The results also reflect the reclassification as discontinued operations for all periods presented of the operations, assets and liabilities of the seven parks in Europe and Six Flags Worlds of Adventure in Ohio (the "Divested Parks"), which the Company sold in April 2004. Prior period results have been reclassified for the adoption of FIN 46 and classifying the Divested Parks as discontinued operations, in order to provide meaningful year over year comparisons. Quarterly results prepared on that basis for all of 2002 and 2003 have been posted on the Company's website at www.sixflags.com, and furnished to the Securities and Exchange Commission on Form 8-K.


                                     (more)

           11501 Northeast Expressway o Oklahoma City, Oklahoma 73131
                      Tel: 405-475-2500 o Fax: 405-475-2555
          122 East 42nd Street o 49th Floor o New York, New York 10168
                      Tel: 212-599-4690 o Fax: 212-949-6203

SIX FLAGS REPORTS SECOND QUARTER RESULTS
AUGUST 9, 2004
PAGE 2


SIX MONTH RESULTS

           For the first six months of 2004, revenues were $401.2 million, compared to $405.2 million for the comparable period of 2003, a decrease of $4.0 million, or 1.0%. Attendance for the period declined 543,000, or 4.1%, while total revenue per capita increased by 3.2%, to $31.42.

           Operating costs and expenses, including depreciation, amortization and non-cash compensation, were $444.7 million in the 2004 six-month period, as compared to $434.6 million in the prior-year period. Excluding depreciation, amortization and non-cash compensation, cash operating costs and expenses were $370.6 million in 2004 and $363.5 million in 2003, an increase of 1.9%, primarily reflecting planned increases in operating expenses to enhance the guest experience at the Company's parks.

           EBITDA (Modified) was $30.7 million in the 2004 period as compared to $41.8 million in the 2003 period1. Adjusted EBITDA for the 2004 period was $12.0 million compared to $25.6 million in 2003.(1)

           Loss from continuing operations was $124.1 million in the first six months of 2004 as compared to $112.8 million in the 2003 period. Both six month periods included a loss on early repurchase of debt. Absent those losses, net of the associated tax benefits, the loss from continuing operations would have been $104.6 million in the 2004 period and $95.7 million in the 2003 period.(2)

THREE MONTH RESULTS

           Revenues for the 2004 second quarter were $356.4 million, compared to $361.4 million for the comparable quarter of 2003. The 2004 performance reflects a decrease in attendance of 480,000, or 4.0%, offset in part by a 2.8% increase in total revenue per capita.

           Operating costs and expenses, including depreciation, amortization and non-cash compensation, were $282.6 million in the 2004 quarter and $283.4 million in the year ago period. Excluding depreciation, amortization and non-cash compensation, cash operating costs and expenses were $245.6 million in the second quarter of 2004, as compared to $247.8 million in the prior-year quarter, a decrease of 0.9%.


-----------------------
(1) See note 3 to the following table for a discussion of EBITDA (Modified) and Adjusted EBITDA, and for a reconciliation of these amounts to net loss.

(2) See note 2 to the following table.

SIX FLAGS REPORTS SECOND QUARTER RESULTS
AUGUST 9, 2004
PAGE 3

           EBITDA (Modified) was $110.8 million in the second quarter of 2004 compared to $113.6 in the 2003 quarter. Adjusted EBITDA for the second quarter of 2004 was $86.2 million compared to $91.3 million in the second quarter of 2003.

           Loss from continuing operations was $4.2 million in the second quarter of 2004 as compared to $15.8 million in the 2003 period. Both periods included a loss on early repurchase of debt. Absent that loss, net of the associated tax benefits, the loss from continuing operations would have been $0.3 million in the 2004 period as compared to income from continuing operations of $1.3 million in the 2003 period.


DISCUSSION AND OUTLOOK

           "In our release of July 15, we commented on our performance through June 30, which saw a year over year attendance decline mitigated by strong per capita spending growth, resulting in a $4 million decline in revenues for the six month period year over year." noted Kieran E. Burke, Chairman and Chief Executive Officer of the Company.

           "While we had seen an improved performance in the early part of July, our results over the last half of July were disappointing, with substantial periods of adverse weather in a number of markets, including several weekend days, particularly in the Northeast," continued Mr. Burke. "For the full month of July, our park-level revenues were 1.6% behind the prior year, as a result of an attendance decline of 3.3% offset in part by an increase in per capita revenues of 1.7%.

           We still have a substantial period of operations remaining (approximately 30%), making it difficult to predict with precision what our full year results will be. We expect to benefit from additional operating days in several markets in the third quarter as a result of the later Labor Day holiday this year. In addition, we have seen very strong performance since the beginning of August. However, we did have a strong performance in October last year. As a result, we estimate that our full year revenues from continuing operations will be $1.035 to $1.049 billion, or flat to down 1.3% from 2003. In reaction to performance year-to-date, we have reduced a portion of our planned expense increases, but only in areas which do not directly affect guest service, as we regard our improved guest experience to be an important strategic initiative for future performance recovery. Therefore, we expect EBITDA (Modified) to be approximately $310 to $320 million for the full year, and Adjusted EBITDA to be approximately $265 to $275 million.

           We expect to remain in compliance with all covenants in our credit agreements. We continue to enjoy substantial liquidity and have no near-term debt maturities. Since the end of the first quarter to date, we have retired

SIX FLAGS REPORTS SECOND QUARTER RESULTS
AUGUST 9, 2004
PAGE 4

approximately $260 million of permanent debt with the proceeds of our sales of our European division and our Cleveland park. We have also determined to defer the exercise of our purchase option at Marine World, and will utilize the liquidity which had been earmarked for that purpose for further debt reduction and investment in our other properties."

           Six Flags, Inc. is the world's largest regional theme park company.


The information contained in this news release, other than historical information, consists of forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors, including factors impacting attendance, such as local conditions, events, disturbances and terrorist activities, risks of accidents occurring at the Company's parks, adverse weather conditions, general economic conditions (including consumer spending patterns), competition, pending, threatened or future legal proceedings and other factors could cause actual results to differ materially from the Company's expectations. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions "Special Note on Forward-Looking Statements" and "Business - Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31,2003, which is available free of charge on the Company's website (www.sixflags.com)


This release and prior releases are available on the Company's Worldwide Web site at www.sixflags.com.

You may register to receive Six Flags, Inc. future press releases or to download a complete Digital Investor Kit(TM) including press releases, regulatory filings and corporate materials by clicking on the "Digital Investor Kit(TM)" icon at www.kcsa.com.

                               (Tables to follow)

SIX FLAGS REPORTS SECOND QUARTER RESULTS
AUGUST 9, 2004
PAGE 5

                                 SIX FLAGS, INC.
                          STATEMENT OF OPERATIONS DATA
                    THREE AND SIX MONTHS ENDED JUNE 30, 2004
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

STATEMENT OF OPERATIONS DATA                          THREE MONTHS ENDED JUNE 30,                 SIX MONTHS ENDED JUNE 30,
                                                -----------------------------------------  ----------------------------------------
                                                       2004                 2003                 2004                  2003
                                                -------------------  --------------------  ------------------   -------------------
Revenue(1)..................................  $        356,411     $         361,372     $       401,224      $        405,234
Costs and expenses (excluding
     depreciation, amortization and
     non-cash compensation) ................           245,647               247,773             370,551               363,475
Depreciation................................            36,496                35,301              73,152                70,524
Amortization................................               327                   263                 653                   526
Non-cash compensation ......................               161                    26                 322                    51
                                                -------------------  --------------------  ------------------   -------------------
Income (loss) from operations ..............            73,780                78,009             (43,454)              (29,342)
Interest expense (net)......................           (49,116)              (53,330)           (101,023)             (107,649)
Minority interest in earnings ..............           (23,236)              (20,875)            (15,882)              (13,401)
Early repurchase of debt....................            (6,195)              (27,592)            (31,372)              (27,592)
Other income (expense)......................            (1,626)                 (300)             (4,571)                 (346)
                                                -------------------  --------------------  ------------------   -------------------
Loss from continuing operations before                  (6,393)              (24,088)           (196,302)             (178,330)
     income taxes...........................
Income tax benefit .........................             2,224                 8,258              72,218                65,541
                                                -------------------  --------------------  ------------------   -------------------
Loss from continuing operations ............            (4,169)              (15,830)           (124,084)             (112,789)
Discontinued operations, inclusive of
     tax benefit of $1,628 in 2004
     and $1,995 in 2003 (three months)
     and $57,387 in 2004 and $16,068 in
      2003 (six months).....................            (2,657)                3,561            (287,561)               (9,585)
                                                -------------------  --------------------  ------------------   -------------------
Net loss ...................................  $         (6,826)    $         (12,269)    $      (411,645)     $       (122,374)
                                                ===================  ====================  ==================   ===================
Net loss applicable to common stock ........  $        (12,318)    $         (17,761)    $      (422,630)     $       (133,359)
                                                ===================  ====================  ==================   ===================
Per share - basic and diluted:
     Loss from continuing operations........  $          (0.10)    $           (0.23)    $         (1.45)     $          (1.34)
     Discontinued operations, inclusive
          of tax benefit....................             (0.03)                 0.04               (3.09)                (0.10)
                                                -------------------  --------------------  ------------------   -------------------
     Net loss...............................  $          (0.13)    $           (0.19)    $         (4.54)     $          (1.44)
                                                ===================  ====================  ==================   ===================
OTHER DATA:
Loss per share before loss on early
     repurchase of debt and discontinued
     operations (2).........................  $          (0.06)    $           (0.05)    $         (1.24)     $          (1.15)
EBITDA (Modified) (3) ......................  $        110,764     $         113,599     $        30,673      $         41,759
Adjusted EBITDA(3)..........................  $         86,157     $          91,330     $        12,049      $         25,558
Average weighted shares outstanding -
     basic and diluted......................            93,042                92,617              93,030                92,617
Net cash  provided by (used in)
     operating activities...................  $         89,368     $         146,076     $       (14,750)     $         32,372


SIX FLAGS REPORTS SECOND QUARTER RESULTS
AUGUST 9, 2004
PAGE 6

                               BALANCE SHEET DATA
                                 (IN THOUSANDS)
                                      # # #

BALANCE SHEET DATA                                              June 30, 2004          December 31, 2003
                                                           ---------------------    ---------------------
                                                                 (Unaudited)
Cash and cash equivalents............................         $    149,341              $     98,189
Total assets.........................................            3,748,618                 4,682,771
Current portion of long-term debt ...................               49,540                   320,211
Long-term debt (excluding current portion) ..........            2,147,730                 2,354,194
Mandatorily redeemable preferred stock...............              281,682                   281,119
Total stockholders' equity ..........................              877,909                 1,362,050



-------------------------------
(1) Revenues and expenses of international operations are converted into dollars on a current basis as provided by accounting principles generally accepted in the United States ("GAAP").

(2) In April 2002, the FASB issued Statement No. 145 that eliminated the extraordinary loss classification on early debt extinguishments, which had been shown net of the related tax benefit. Consistent with that Statement, the accompanying statements of operations data present the costs as a pre-tax item under the line item "Early repurchase of debt." The following table sets forth the calculation of the income (loss) from continuing operations and the loss from continuing operations per share before giving effect to the early repurchase of debt.

                                                                                 (In thousands)
                                                ----------------------------------------------------------------------------------
                                                     THREE MONTHS ENDED JUNE 30,                  SIX MONTHS ENDED JUNE 30,
                                                ---------------------------------------      -------------------------------------
                                                     2004                  2003                   2004                 2003
                                                -----------------    ------------------      ----------------     ----------------
                                                                                   (Unaudited)
Loss from continuing operations              $         (4,169)               (15,830)     $       (124,084)           (112,789)
Early repurchase of debt                                6,195                 27,592                31,372              27,592
Income tax benefit from early repurchase
    of debt                                            (2,354)               (10,485)              (11,921)            (10,485)
                                                -----------------    -------------------     -----------------    ----------------
                                             $           (328)                 1,277      $       (104,633)            (95,682)

             PER SHARE
             ---------
                                                     THREE MONTHS ENDED JUNE 30,                  SIX MONTHS ENDED JUNE 30,
                                                ---------------------------------------      -------------------------------------
                                                     2004                  2003                   2004                 2003
                                                -----------------    ------------------      ----------------     ----------------
                                                                                   (Unaudited)

Loss from continuing operations per share    $          (0.10)                 (0.23)     $          (1.45)              (1.34)
Early repurchase of debt                                 0.07                   0.30                  0.34                0.30
Income tax benefit from early repurchase
    of debt                                             (0.03)                 (0.12)                (0.13)              (0.11)
                                                -----------------    -------------------     -----------------    ----------------
                                             $          (0.06)                 (0.05)     $          (1.24)              (1.15)

(3) EBITDA (Modified) is defined as net loss before discontinued operations, income tax benefit, other expense, early repurchase of debt (formerly extraordinary loss), minority interest in earnings, interest expense
      (net), amortization, depreciation and non-cash compensation. Adjusted EBITDA is defined as EBITDA (Modified) minus the interest of third parties in EBITDA of the four parks that are less than wholly owned. The Company believes that EBITDA (Modified) and Adjusted EBITDA (collectively, the "EBITDA-Based Measures") provide useful information to investors regarding the Company's operating performance and its capacity to incur and service debt and fund capital expenditures. The Company believes that the EBITDA-Based Measures are used by many investors, equity analysts and rating agencies as a measure of performance. In addition, Adjusted EBITDA is approximately equal to "Consolidated Cash Flow" as defined in the indentures relating to the Company's senior notes. Neither of the EBITDA-Based Measures is defined by GAAP and neither should be considered in isolation or as an alternative to net income (loss), net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company's operating performance.

SIX FLAGS REPORTS SECOND QUARTER RESULTS
AUGUST 9, 2004
PAGE 7


           The following table sets forth a reconciliation of net loss to EBITDA (Modified) and Adjusted EBITDA for the periods shown (in thousands).

                                                       THREE MONTHS ENDED JUNE 30,                 SIX MONTHS ENDED JUNE 30,
                                                 ---------------------------------------     -------------------------------------
                                                      2004                  2003                  2004                 2003
                                                 -----------------     -----------------     -----------------     ---------------
                                                                                              (Unaudited)
Net loss                                       $       (6,826)               (12,269)      $     (411,645)           (122,374)
Discontinued operations, inclusive of tax
  benefit                                               2,657                  (3,561)            287,561               9,585
Income tax benefit                                     (2,224)                (8,258)             (72,218)            (65,541)
Other expense                                           1,626                    300                4,571                 346
Early repurchase of debt (formerly
  extraordinary loss)                                   6,195                 27,592               31,372              27,592
Minority interest in earnings                          23,236                 20,875               15,882              13,401
Interest expense (net)                                 49,116                 53,330              101,023             107,649
Amortization                                              327                    263                  653                 526
Depreciation                                           36,496                 35,301               73,152              70,524
Non-cash compensation                                     161                     26                  322                  51
                                                 -----------------     ------------------    -----------------     ---------------
EBITDA (Modified)                                     110,764                113,599               30,673              41,759
Third party interest in EBITDA of certain
  parks(a)                                            (24,607)               (22,269)             (18,624)            (16,201)
                                                 -----------------     ------------------    -----------------     ---------------
Adjusted EBITDA                                $       86,157                 91,330       $       12,049               25,558
                                                 =================     ==================    =================     ===============

           The Company is not able as of this date to provide a reliable estimate of its income tax benefit and other income (expense) for the year ending December 31, 2004. Therefore, a reliable estimate of its net loss for the year is not available. Accordingly, the following table sets forth a reconciliation of expected income from operations for 2004 to expected EBITDA (Modified) and expected Adjusted EBITDA for that year. Since the EBITDA-Based Measures are calculated before income taxes and other expense, the absence of estimates with respect to these items would not affect the expected EBITDA-Based Measures presented. Expected interest expense (net) for the year is approximately $193,000,000 and expected early repurchase of debt (formerly extraordinary loss) is approximately $32,745,000.

                                                                         Year Ending December 31, 2004
                                                                         -----------------------------
                                                                                 (In thousands)
          Income from operations                                          $      158,850-168,850
          Depreciation                                                                   149,000
          Amortization                                                                     1,500
          Non-cash compensation                                                              650
                                                                         -----------------------------
          EBITDA (Modified)                                                      310,000-320,000
          Third-party interest in EBITDA of certain parks(a)                       40,000-45,000
                                                                         -----------------------------
          Adjusted EBITDA                                                 $      265,000-275,000
                                                                         =============================

(a) Represents interest of third parties in EBITDA of Six Flags Over Georgia, Six Flags Over Texas, Six Flags White Water Atlanta and Six Flags Marine World.